                                                                   EXHIBIT 10.10

                                 LEASE AGREEMENT


     THIS LEASE AGREEMENT, dated this _____ day of ___________, 1998, is made and entered into by and between JAMES P. CRAWFORD AND KATHLEEN B. CRAWFORD (hereinafter called "Landlord"), and CRAWFORD EQUIPMENT AND ENGINEERING CO., a Florida corporation (hereinafter called "Tenant").


                                 W I T N E S S E T H:

     WHEREAS, Landlord owns commercial property consisting of approximately _________ square feet located at ______________, Orlando, Florida 32859, (hereinafter referred to as "Leased Premises"); and

     WHEREAS, Tenant desires to lease from Landlord such property upon the terms and conditions herein contained.

     NOW, THEREFORE, for and in consideration of the mutual benefits to be gained by the performance hereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant do hereby agree as follows:

     1.  DESCRIPTION OF PREMISES BEING LEASED.  Landlord, in consideration of
         ------------------------------------
the covenants and agreements herein undertaken to be kept and performed by Tenant, does hereby grant, demise and lease unto Tenant certain land and building improvements thereon in Orange County, Florida, at ______________, Orlando, Florida 32859, such land being more particularly described on Exhibit "A" attached hereto and made a part hereof. Such building and improvements, including the site improvements and fixtures contained in the building and land and provided by Landlord therein on Exhibit "A", are hereinafter referred to as the "Leased Premises."

          TO HAVE AND TO HOLD, all and singular, the Leased Premises, together with all rights, privileges and appurtenances thereunto belonging unto the Tenant, right of ingress and egress thereto and therefrom at all times, for a term of years as hereinafter provided, unless such term shall be sooner ended and terminated under the terms and provisions hereof.

     2.  TERM OF LEASE.  The term of this Lease (sometimes hereinafter called
         -------------
the "Term") shall be for a period of ten (10) years commencing on the "Commencement Date" as hereinafter defined, and ending at midnight on the last day of the month which shall be ten (10) years from the Commencement Date, unless sooner terminated as provided in this Lease.

     3.  COMMENCEMENT DATE.   The Commencement Date shall be ______________, for
         -----------------
a term of ten (10) years, ending on __________________. Tenant's obligation to pay rent shall commence as of the Commencement Date.
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     4.  RENT.  Tenant shall pay Landlord, during the Term hereof; Base Rent in
         ----
the annual amount of seven dollars ($7) per square foot for a total One Hundred Eighty Two Thousand Dollars ($182,000) during the first year of this Lease.
Base Rent shall increase to eight dollars ($8) per square foot for a total of Two Hundred Eight Thousand Dollars ($208,000) during the second year of this Lease and shall further increase to nine dollars ($9) per square foot for a total of Two Hundred Thirty-Four Thousand Dollars ($234,000) during the third year of this Lease. In each subsequent year of this Lease, Base Rent shall increase by an amount equal to ten percent (10%) over the Base Rent for the preceding year. The Base Rent shall be paid in monthly installments, each in an amount equal to one-twelfth (1/12) of the annual Base Rent, plus applicable sales tax, payable in advance on the first day of each month without demand. If any payment of rent is not received by the tenth (10th) day of the month, Tenant shall pay to Landlord a late charge of five percent (5%) of the amount of such past due amount. If the Term of this Lease should commence on a date other than the first day of a calendar month, the monthly installment of the Base Rent for such calendar month shall be prorated on a per diem basis. Any other payments due under this Lease shall be paid within ten (10) days of receipt of the invoice.

     5.  TAXES.
         -----

         a. Tenant shall reimburse Landlord for all real estate taxes, assessments and other governmental charges assessed, levied or imposed against the Leased Premises, include

         b. real estate taxes, assessments and other governmental charges which are special, extraordinary and unforeseen. Statements received by Landlord shall be paid and forwarded promptly to the Tenant. Reimbursement of all said charges shall be made without interest or penalty by Tenant on or before the next rent payment date after the receipt of said reimbursement statement. Upon written request, Landlord shall submit to Tenant receipted bills showing the payment of such assessments. The Tenant shall be responsible for the payment of all applicable sales taxes and other such taxes as are now or hereafter enacted with respect to the tenancy created hereunder.

          b. Nothing in this Lease shall require or be construed to obligate Tenant to pay any corporate, estate, inheritance or succession tax of Landlord or any income tax upon the income of Landlord.

          c. Tenant may contest in good faith, by appropriate proceeding, at Tenant's expense, in Landlord's or Tenant's name, whenever necessary, any assessment, and may defer payment thereof, provided that Tenant shall, if required by law, deposit with the appropriate taxing authority the amount of the item so contested, and, further provided that such contest shall not result in the placing upon or enforcement of any lien against the Leased Premises.
Tenant, in each such case, shall notify Landlord of its intent to contest the assessment and shall further keep the Landlord fully advised as to any such proceedings and the outcome thereof.
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          d.  Tenant may, if it shall so desire, and in its own name or in the name of Landlord, as appropriate, endeavor at any time to contest in good faith the validity of any assessment, or to obtain a lowering of the assessed valuation upon the Leased Premises for the purpose of reducing any assessment, provided that Tenant shall, if required by law, deposit with the appropriate governmental authority the amount of the assessment so contested, and further provided that such contest shall not result in the placing upon or enforcement of any lien against the Leased Premises. In such event, Landlord will cooperate with Tenant at the request of Tenant but without expense to Landlord. If requested by Tenant, and provided it will not in the reasonable judgment of Landlord incur any expense or liability thereby, Landlord will execute any document, which may be necessary and proper for any such proceeding. Tenant, in each such case, shall notify Landlord of its intent to contest the assessment or valuation and shall further keep the Landlord fully advised as to any such proceedings and the outcome thereof.

     6.  POSSESSION AND USE OF LEASED PREMISES.  Tenant warrants that no
         -------------------------------------
business shall be conducted on the Leased Premises, which will violate any law or ordinance now or hereafter in force. Tenant shall keep and maintain at all times during the Term of this Lease all licenses now or hereafter needed or required for the lawful operation of its business on the Leased Premises. Possession of the Leased Premises when delivered to Tenant shall be delivered free and clear of all liens except mortgages now or hereafter placed on the Leased Premises by Landlord, and Landlord shall have the right from time to time to finance and refinance the Leased Premises subject to the provisions of this Agreement. Tenant intends to use and occupy the Leased Premises primarily for the manufacture, design and sale of crematories, incinerators and other combustion equipment.

     7.  RELATION OF PARTIES.  The receipt by Landlord of rents hereunder shall
         -------------------
not be deemed to create a partnership or joint venture between Landlord and Tenant, nor shall Landlord be liable for any debts incurred by Tenant in the conduct of its business; it being understood that the relationship between such persons is, and at all times shall remain, that of Landlord and Tenant. Landlord shall have no management or operational responsibility whatsoever of Tenant's business.

     8.  MAINTENANCE AND REPAIRS.  Throughout the Term of this Lease, Tenant
         -----------------------
shall bear all (100%) of the cost and expense of maintaining the Leased Premises in good repair and in a clean, sightly and healthful condition, which maintenance shall include the furnishing of janitorial services, all maintenance and repairs and replacements, and landscape and grounds maintenance. Landlord shall deliver the Leased Premises to Tenant with all electrical, heating, cooling, plumbing and other systems in good working order. If Tenant fails to repair or maintain the Leased Premises as herein required after thirty (30) days prior written notice by Landlord, Landlord may pay for such normal repairs or maintenance and all such amounts paid by Landlord shall automatically be added to the following month's rental payment provided Landlord submits to Tenant written confirmation of such normal repairs or maintenance.

     9.  CONSTRUCTION LIENS.  Landlord's interest shall not be subject to liens
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for repairs or improvements made by Tenant upon the Leased Premises.  Tenant shall not permit any construction lien to be filed against the Leased Premises or against Tenant's leasehold interest in the Leased Premises by reason of work, labor, services or materials supplied to Tenant or anyone holding the Leased Premises through or under Tenant. If any such construction lien shall at any time be filed against the Leased Premises, Tenant shall, within sixty (60) days after notice of the filing thereof,

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cause such lien to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction, or otherwise. If Tenant shall fail to cause such lien to be discharged within such sixty (60) day period, then, after ten
(10) days' written notice by Landlord, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge such lien, either by payment of the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event
Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such construction lien by the lienor and to pay the amount of the judgment for and in favor of the lienor, with interest, costs and other allowances. Any amount reasonably paid by Landlord for any of such purposes shall be repaid by Tenant to Landlord on demand, and if unpaid, shall be treated as additional rent at Landlord's option. At the request of either party, Landlord and Tenant shall execute an affidavit in recordable form for the purpose of notifying third parties that the Landlord's interest in the Leased Premises is not subject to any such construction liens for work performed by Tenant. Said affidavit shall be recorded in the Public Records of Orange County, Florida.

     10.  INSURANCE.  Tenant shall pay for one hundred percent (100%) of the
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cost and expense of any insurance carried by Landlord with respect to Landlord's
Property. Tenant shall also maintain throughout the term commercial general liability insurance in an amount at least equal to $3,000,000 (combined single limit) or such higher amount as Landlord shall reasonably require. The insurance shall cover the entire Leased Premises, shall name both Landlord and Tenant as insureds, shall be issued by insurance companies and in form reasonably satisfactory to Landlord, shall provide for at least ten (10) days prior written notice to Landlord in the event of cancellation or material change. Copies of such policy or policies shall be furnished to Landlord upon written request.

          Tenant shall secure and bear the cost and expense of, and maintain throughout the Term, fire and extended coverage insurance in such amounts as will cover the full replacement cost of the improvements included as a part of the Leased Premises, which insurance shall show the interest of the Landlord and Tenant, shall be issued by insurance companies and in a form reasonably satisfactory to Landlord, and shall provide for at least ten (10) days prior written notice to Landlord in the event of such cancellation or any material change. Each mortgagee of the Leased Premises shall be named as an additional loss payee, as their interests shall appear. Copies of all such policies shall be furnished to Landlord upon written request.

          Any insurance provided for in this Paragraph may be effected by a blanket policy or policies of insurance, or under so-called "all risk" or "multi-peril" insurance policies provided it is available to Landlord. An increased coverage or "umbrella policy" may be provided and utilized by Tenant to increase the coverage provided by individual or blanket policies in lower amounts, and the aggregate liabilities provided by all such policies covering the Leased Premises and Landlord's liability hereunder shall be satisfactory provided they otherwise comply with the provisions of this Paragraph. Landlord shall be named as a loss payees.

     11.  DAMAGE OR DESTRUCTION OF LEASED PREMISES.  If the Leased Premises
          ----------------------------------------
shall be damaged by fire, the elements, unavoidable accident, vandalism, or other like casualty to the extent of less than fifty percent (50%) of the cost of replacement of the Leased Premises, the damage (except damage to Tenant's equipment, trade fixtures and other property) shall be promptly repaired by Landlord at Landlord's expense, but only if insurance proceeds are available, and the rent and other

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charges hereunder shall be abated to the extent, if any, that any portion of the
Leased Premises is rendered untenantable for Tenant's purposes (in the reasonable opinion of Tenant), with such abatement to be computed on the basis of the relation to which the gross square foot area of the space rendered untenantable bears to the entire floor area of the Leased Premises, and with such abatement to run from the date of occurrence of such damage. Provided, however, that Landlord shall not be obligated to commence such repair, restoration or rebuilding until insurance proceeds are received by Landlord, and Landlord's obligation hereunder shall be limited to the proceeds actually received by Landlord under any insurance policy or policies hereunder. If the Leased Premises shall be so damaged to the extent of fifty percent (50%) or more of the costs of replacement of the Leased Premises, Landlord may, at its option, upon thirty (30) days prior written notice to Tenant, terminate this Lease, or may elect to repair the Leased Premises (excluding the Tenant's equipment, trade fixtures or other property), and in either event the rent chargeable hereunder shall be abated in the manner aforesaid. If the Leased Premises is so damaged to the extent that the Leased Premises is wholly untenantable for the Tenant's purposes (in the reasonable opinion of Tenant), then the Tenant may lease other premises for a period of up to one (1) year, during which time the running of the Lease Term shall be tolled and all of Tenant's obligations under this Lease shall abate. If Landlord has not rebuilt or repaired the Leased Premises to a condition, which is equal to or better than the condition thereof existing immediately prior to such casualty within nine (9) months after such casualty, then Tenant may terminate this Lease.

     12.  GAS, WATER AND ELECTRICITY.  Tenant agrees to pay all public utility
          --------------------------
charges that may be assessed, including without limitation charges for gas, electric light or power, water and sewerage (hereinafter "Utility Expenses") used in or about the Leased Premises, which shall accrue during the term of this Lease. Tenant shall be solely responsible for any and all required installation, deposits and other charges incurred in connection with Tenant's use of the utilities. In the event of failure of Tenant to pay any Utility Expense within fifteen (15) days after written notice from Landlord that the same are due and payable, Landlord shall have the right and privilege to pay such charges, which amounts shall be deemed as additional rent, and shall be due and payable with the next installment of rent due thereafter.

     13.  TENANT TO COMPLY WITH ALL LAWS.  Tenant covenants and agrees that it
          ------------------------------
will comply with all valid laws, ordinances, rules and regulations of the state and county in which the Leased Premises are located, and of the United States, and any governmental authority having jurisdiction over the Leased Premises, applicable to the occupancy or use of the Leased Premises, excluding any law, ordinance, rule or regulation requiring structural improvements to the Leased Premises and any improvements to the Leased Premises during the last year of the Term.

     14.  RIGHT OF INSPECTION BY LANDLORD.  Landlord, its agents or
          -------------------------------
representatives, shall have the right upon at least three (3) business days' prior notice to Tenant (except in the case of an emergency), to enter upon the Leased Premises at all reasonable hours for the purpose of inspection of same. Tenant, at its option, may provide an employee to accompany Landlord's representative, but the unavailability of such employee shall not delay the inspection.

     15.  EMINENT DOMAIN.  If, during the Term hereof, all or so much of the
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Leased Premises shall be taken in any proceeding by public authorities by condemnation or otherwise, or be acquired for public or quasi-public purposes, such that the continued operation of the Tenant's business on the

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Leased Premises becomes operationally or economically unfeasible (in the reasonable opinion of Tenant), this Lease shall be terminated, in which case any unearned rent paid or credited in advance shall be refunded to Tenant. In the event of a partial taking which would not cause the continued operation of the business to become operationally or economically unfeasible (in the reasonable opinion of Tenant), Landlord shall, with all reasonable dispatch, repair the remaining portion of the building structure and/or parking areas complete in themselves and as a complete architectural and/or physical unit so as to put the building structure and parking areas in a condition to be used by Tenant, and the rent payable hereunder shall be reduced in proportion to the portion of the building structure and parking areas taken; provided, however, if Landlord is able to provide additional parking in amount, reasonable proximity to the Leased Premises and quality (i.e., surfaced and striped) which is equal to or better than that which is condemned, then there shall be no rent reduction for parking loss. Except for payments made pursuant to Tenant's rental protection insurance, if any, claim for which shall be made, the rent shall be abated during any period of time that the Leased Premises is untenantable. In the event Landlord does not commence such work within thirty (30) days after such taking and does not complete the work within one hundred twenty (120) working days after commencement of such work, then this Lease, at the option of Tenant, shall cease and terminate. It is expressly agreed and understood that all sums awarded or allowed for such taking of the Leased Premises or any part thereof or for damages for such taking shall belong to Landlord with the exception of any separate amount specifically awarded to Tenant for moving expenses.

     16.  ALTERATIONS AND IMPROVEMENTS.
          ----------------------------

          a.  Alterations.  Tenant shall be permitted to make any structural or
              -----------
non-structural alterations, additions or improvements to or on the Leased Premises provided such alterations, additions or improvements do not adversely affect the Leased Premises, including, without limitation, the plumbing, HVAC systems or electrical system of the Leased Premises. Such alterations, additions and improvements as are made by Tenant shall be at Tenant's sole expense. All alterations, additions or improvements to the Leased Premises which may be made by either party hereto shall be the property of Landlord, and shall remain upon and be surrendered with the Leased Premises as a part thereof at the termination of this Lease.

          Tenant shall furnish Landlord a copy of the plans and specifications for any structural alterations, which shall be prepared by a licensed architect. Landlord shall be entitled to approve such plans and specifications, which approval shall not be unreasonably withheld. Any approval or disapproval by Landlord shall be given in writing within fifteen (15) days of Landlord's receipt of the plans and specifications, and, if disapproved, shall state the reasons for the disapproval. Failure of the Landlord to provide a written response within the fifteen (15) day period shall automatically be deemed as approval. Construction of structural alterations shall be under a contract with a general contractor licensed in the State of Florida.

          b. All alterations, additions and improvements shall be performed in a first-class workmanlike manner, and shall not weaken or impair the structural strength or lessen the value of the existing buildings as such shall be on the Leased Premises at the time of the construction or increase Landlord's liability to Leased Premises. If required, before the commencement of such work, such plans and specifications shall be filed with and approved by all governmental departments or authorities having jurisdiction, and any public utility company having an interest therein, and all such

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work shall be done subject to and in accordance with the requirements of law and local regulations of all governmental departments or authorities having jurisdiction and of each public utility company. Landlord agrees, at Tenant's expense, to execute such documents and take such action as may be necessary or desirable to assist Tenant in obtaining such governmental approvals.

     17.  TENANT'S FIXTURES AND EQUIPMENT.  All machinery or equipment owned or
          -------------------------------
installed by the Tenant in the Leased Premises shall be and remain the property of the Tenant and may be removed by it at any time during or at the expiration of the term of this Lease. In the event any removal of machinery or equipment shall injure or damage the Leased Premises, the Tenant agrees to repair such damage at its own expense.

     18.  TENANT'S RIGHT TO INSTALL SIGNS.  Tenant shall have the privilege of
          -------------------------------
placing signs on the Leased Premises for the conduct of its business, provided Tenant pays all permit and license fees which may be required to be paid for the erection and maintenance of any and all such signs, and provided such signs are legally permitted to be installed. Landlord must approve the size, location and method of installation of any sign placed by Tenant, provided, however, that such approval shall not be unreasonably withheld.

     19.  RIGHT OF LANDLORD TO SUBORDINATE.  Landlord reserves the right to
          --------------------------------
subordinate and subject this Lease at all times to the lien of any bona fide mortgage or mortgages now or hereafter placed upon the Landlord's interest in the Leased Premises and on the land and building of which the Leased Premises are a part, or upon any building hereafter placed upon the land of which the Leased Premises form a part. The parties hereto expressly acknowledge and agree that (a) this Lease is conditioned upon Landlord delivering to Tenant a nondisturbance agreement from any existing mortgagee in a form reasonably satisfactory to Tenant, and (b) Landlord's right to subordinate this Lease is conditioned upon Landlord first delivering to Tenant a nondisturbance agreement from any proposed mortgagee in a form reasonably satisfactory to Tenant.
Subject to the foregoing, Tenant covenants and agrees to execute and deliver upon demand such further instrument or instruments subordinating this Lease to the lien of any such mortgage or mortgages and attain to any such mortgagee, as shall be desired by Landlord or any mortgagees or proposed mortgagee; provided, however, that such subordination and attornment agreement shall not subject Tenant to any obligations other than those expressly contained in this Lease. Such subordination and attornment shall be delivered by Tenant to Landlord within ten (10) days after written demand.

     20.  ASSIGNMENT OR SUBLETTING.  Tenant shall be entitled to assign its
          ------------------------
leasehold estate under this Lease or sublet all or any part of the Leased Premises to any parent, subsidiary or affiliate of Tenant, upon notifying Landlord in writing of such assignment or sublease and provided the assignee or sublessee intends to maintain the same or similar use of the property. Any other assignment or subletting must be approved by Landlord in writing, which approval shall not be unreasonably withheld. In the event of an assignment or subletting, Tenant shall remain liable to Landlord for its obligations under the Lease unless released therefrom in writing by Landlord.

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     21.  DEFAULT.
          -------

          a.  Default by Tenant.  If Tenant shall fail or refuse to pay the rent
              -----------------
reserved herein or any other sums due by Tenant hereunder and such default continues for a period of ten (10) days after the date due; or if Tenant shall fail to observe or comply with any of the terms, provisions or conditions of this Lease to be observed and performed by Tenant and such default continues for a period of thirty (30) days after receipt of written notice by Landlord to Tenant; or upon the making by Tenant of any general assignment for the benefit of creditors, the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed with prejudice within sixty (60) days), the appointment of a trustee or receiver to take possession that is not restored to Tenant within thirty (30) days, or the attachment, execution or other judicial seizure that is not discharged within thirty (30) days, then in any such case or event, Landlord, at Landlord's option and in addition to any other remedies Landlord may have, shall have the following rights, which may be exercised independently or concurrently:

          (1) The right to declare the entire remaining unpaid rental for the term of this Lease immediately due and payable forthwith at the then-current rate of monthly rental and take any legal action to recover and collect the same;

          (2) The right, without further notice or demand, to terminate this Lease, to re-enter the Leased Premises, or any part thereof, and expel and remove all persons or property occupying the Leased Premises, and to take possession of any and all furniture, fixtures and chattels in or on the Leased Premises and sell same, in whole or in part, at any place, or cause the same to be sold at public or private sale, with notice to Tenant, without obtaining any execution order or decrees, to the highest bidder for cash, with or without such property being present at the sale, and apply the proceeds thereof to the payment of costs and expenses of taking and removing the property and holding the sale and of rents and amounts owing Landlord; any excess going to Tenant, and Tenant agrees to make good any deficiency; and/or

          (3) The right, but the Landlord shall not be under any obligation to do so, to enter the Leased Premises, or any part thereof, and expel and remove all persons, property and signs therefrom, and relet the same, for the account of the Tenant, for such rent and such terms as shall be satisfactory to Landlord without such re-entry working on a forfeiture of the rents to be paid and the covenants to be performed by the Tenant during the full term of this Lease. If a sufficient sum shall not be realized monthly from such re-letting after paying all the costs and expenses of such repairs, changes, alterations or additions, the expenses of such re-letting and the collection of the rent accruing therefrom to satisfy the monthly rent provided herein to be paid by the Tenant, then the Tenant shall and will, and does hereby covenant to pay such deficiency each month upon demand therefor.

          If a non-monetary default by Tenant requires more than thirty (30) days to cure, Tenant shall not be deemed to be in default, if, in good faith, it has commenced to cure such default within said thirty (30) day period and diligently pursues the same. Notwithstanding anything to the contrary contained in this Lease, if Tenant pays the rent provided in this Lease then Tenant shall be deemed not to have abandoned the Leased Premises, subject to the provisions of Section 6.

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

          b.  Default by Landlord.  In the event of default by Landlord which is
              -------------------
not corrected within thirty (30) days after receipt of written notice by Tenant to Landlord (or such shorter period after notice as may be required in the event of an emergency), or if such default requires more than thirty (30) days to correct, if Landlord has not commenced correction of such default and does not diligently pursue the same, then, except as otherwise therein provided, Tenant shall have the option to institute an action to require performance by the Landlord.

          c. The rights and remedies of Landlord and Tenant under this Paragraph are cumulative to those elsewhere provided herein.

     22.  INDEMNITY.  Tenant, during the Term and any extension or renewal
          ---------
thereof, shall indemnify and save Landlord harmless from and against any and all claims and demands whether for injuries to persons or loss of life, or damage to property, related to or arising in any manner whatsoever out of the use and occupancy of the Leased Premises by Tenant or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees acting within the scope of their employment by Tenant, invitees, licensees or customers (except when such claims for injuries or damages are occasioned by or result from the negligence or willful action of the Landlord, its agents, contractors or employees).

     23.  HAZARDOUS MATERIALS.  Tenant shall have no responsibility for the
          -------------------
discovery, presence, handling, removal, encapsulation or disposal of any hazardous materials, including but not limited to asbestos products, polychlorinated biphenyl (PCB), or other toxic substances which became located on the Leased Premises prior to the delivery of the Leased Premises to Tenant or which are not due to Tenant's use or occupancy thereof. Landlord agrees to indemnify and hold Tenant harmless from and against all claims and costs arising out of the discovery or removal of said hazardous materials which became located on the Leased Premises prior to Tenant taking possession of the Leased Premises under this Lease. Tenant agrees to indemnify and hold Landlord harmless from and against all claims and costs arising out of the discovery or removal of said hazardous materials which become located on the Leased Premises subsequent to Tenant taking possession of the Leased Premises under this Lease and which are due to Tenant's use or occupancy thereof.

     24.  HOLDING OVER.  Any holding over by Tenant after expiration or
          ------------
termination of this Lease, in whatever manner its termination shall occur, shall not operate as a renewal of this Lease, but during the period of such holding over, Tenant shall be a tenant on a month-to-month basis and shall pay Base Rent in an amount equal to one and one-half (1 1/2) times the Base Rent due during the last month of the Term.

     25.  ATTORNEYS' FEES AND COSTS UPON DEFAULT.  In case either party hereto
          --------------------------------------
places the enforcement of this Lease, or any part of same or the collection of any rent or other sums due or to become due hereunder, or the recovery of possession of the Leased Premises, in the hands of an attorney, or files suit upon the same, the non-prevailing party in any such action agrees to pay to the prevailing party all reasonable attorneys' fees and all expenses and costs incurred by the prevailing party pertaining thereto (including costs and fees relating to any appeal) and in enforcement of any remedy, and the payment of same shall be secured in like manner as is herein provided for as security for rent.

     26.  QUIET POSSESSION.   Landlord covenants and agrees with Tenant that
          ----------------
upon Tenant paying the Base Rent, and performing all the covenants and conditions aforesaid on Tenant's part to be observed and performed, Tenant shall and may peaceably and quietly have, hold and enjoy the Leased Premises, for the Term provided herein, subject, however, to the terms of this Lease.

     27.  BROKERAGE.  Landlord and Tenant hereby acknowledge, represent and
          ---------
warrant to each other that no broker or finder has been employed by either Landlord or Tenant in connection with the Lease transaction contemplated in this Lease. Landlord and Tenant each warrant to the other that no commissions are payable by Landlord or Tenant to any other broker or finder in connection with this Lease or the transaction contemplated herein, and Landlord and Tenant each agrees to indemnify, defend, save and hold the other harmless from and against the payment of any further commissions or fees or claims for commissions or fees by virtue of any acts or actions undertaken by them, respectively, including reasonable attorneys' fees and costs in defending against the same.

     28.  NOTICES.  Whenever, in the provisions of this Lease, notice is
          -------
required to be given by either party herein, it shall not be construed to require personal notice, but notice may be given in writing by depositing the same with the U.S. Postal Service, with postage prepaid, in a sealed envelope, and addressed to such other party and sent by registered or certified mail, return receipt requested, or it may be delivered personally or by Federal Express, Express Mail or any other nationally recognized courier service.

          NOTICE TO LANDLORD    James P. Crawford and Kathleen B. Crawford
          SHALL BE SENT TO:     13025 Kirby Smith Road
                                Orlando, Florida 32832

          NOTICE TO TENANT      Crawford Equipment and Engineering Company
          SHALL BE SENT TO:     Post Office Box 593243
                                Orlando, Florida 32859-3243
                                Attention:  Steven L. Atkinson, C.E.O.

or at such other place as Landlord or Tenant may in writing require.

     29.  ESTOPPEL.  Landlord and Tenant agree that when requested in connection
          --------
with any matter relating to the Leased Premises that they will deliver an estoppel certificate to the other party, addressed as such party directs, within twenty (20) days after such request. An estoppel certificate shall set forth the following statements to the best knowledge of the persons certifying:

          a. Whether or not the Lease has been supplemented or amended and, if so, the specifics of such supplement or amendment.

          b. Whether or not the Lease is in full force and effect and if not, the reasons therefor.

          c.  The date to which rent and other charges have been paid.

          d. Whether or not there has occurred an event of default, which continues to exist, or an event exists that may cause a future default, and, if so, the nature and extent of such event of default.

          The estoppel certificate may be relied upon by the party requesting it or by any other party to whom it is addressed. The contents of the estoppel certificate shall be binding on the party, which has executed it.

     30.  MODIFICATION OR ALTERATION OF LEASE.  No modification of the
          -----------------------------------
provisions, covenants, conditions and terms of this Lease shall become effective or take precedence unless such modifications are especially covered by written agreement, signed by both the Landlord and Tenant, and made a supplement of this Lease.

     31.  SEVERABILITY.  No provision of this Lease in violation of any law or
          ------------
ordinance shall invalidate this Lease, and any such provision shall be deemed stricken from this Lease and all remaining portions of this Lease shall remain in full force and effect.

     32.  RIGHTS OF SUCCESSORS IN INTEREST.  This Lease, including all terms,
          --------------------------------
conditions and covenants, shall be binding upon and shall inure to the benefit of each of the parties hereto, their successors, assigns and legal representatives, the same as if such words had been inserted following the names of Landlord and Tenant, respectively.

     33.  GOVERNING LAWS.  This Lease shall be governed, construed and enforced
          --------------
in accordance with the laws of the state of Florida.

     34.  COUNTERPARTS.  This Lease may be executed in multiple counterparts,
          ------------
each of which shall be deemed an original.

     35.  PERFORMANCE UNDER PROTEST.  If a dispute shall arise with respect to
          -------------------------
the performance of any obligation including an obligation to pay money, the party against which the obligation is asserted shall have the right to perform the obligation under protest. Performance of an obligation under protest shall not be regarded as voluntary performance. A party that shall have performed under protest shall also have the right to institute a lawsuit to recover any amount paid or the reasonable costs of otherwise complying with any such obligation.

     36.  WARRANTIES AND REPRESENTATIONS.   Landlord warrants and represents to
          ------------------------------
the Tenant that as of the date of this Lease:

          a. Landlord is the owner in fee simple of the Leased Premises described in Exhibit "A" attached hereto;

          b. There are no restrictions in any contract or agreement to which Landlord is a party which would interfere with Landlord's performance of its obligations under this Lease;

          c. There are no zoning or other governmental regulations which would prohibit the use of the Leased Premises for its intended uses by the Tenant; and

          d. There are no assessments imposed against the Leased Premises, which remain due and unpaid as of the date hereof.

     37.  MEMORANDUM.  At the request of either party, both Landlord and Tenant
          ----------
shall execute a memorandum of this Lease in recordable form. Such memorandum shall be recorded in the Public Records of Orange County, Florida.

     38.  TIME.  For all purposes of this Lease, it shall be understood that
          ----
time is of the essence.

     39.  VENUE.  Landlord and Tenant agree that the exclusive venue for any
          -----
actions or litigation related to this Lease shall be in the appropriate court in Orange County, Florida.

     40.  RADON GAS.  Radon is a naturally occurring radioactive gas that, when
          ---------
it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

     41.  NET LEASE.  This Lease is intended to be a net lease.  The Tenant
          ---------
shall pay the rent hereunder and all expenses related to the Leased Premises and allocable expense related to the Leased Premises (i.e., insurance, taxes, utilities, etc.), except the costs associated with the mortgage.

     IN WITNESS WHEREOF, the parties have executed this Lease as of the date first written above.
                                    "Landlord"
                              -----------------------------------
                              JAMES P. CRAWFORD


                              -----------------------------------
                              KATHLEEN B. CRAWFORD

                                    "Tenant"

                              CRAWFORD EQUIPMENT AND
                              ENGINEERING COMPANY


                              By:________________________________
                                  STEVE ATKINSON,
                                  President
717/lease

                                  EXHIBIT "A"
                                  -----------

Lots 41 and 42, West of the Drainage Canal, Sphalers Addition to Prosper Colony, as recorded in Plat Book "F", Page 94, of the Public Records of Orange County, Florida.

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